Type:    EX-11             Net Income Per Share

Electronics Boutique Holdings Corp. and Subsidiaries
Net Income Per Share and Pro Forma Net Income Per Share             Exhibit 11.1

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

                                                    Thirteen weeks ended     Thirty-nine weeks ended
                                                  -------------------------  --------------------------
                                                   October 31,   November 1,  October 31,   November 1,
                                                      1998            1997       1998            1997
                                                   -------       ---------    -------       ---------

Net income                                         $1,622,166
                                                   ----------
Weighted average shares outstanding - beginning
and end of period                                  20,169,200
                                                   ----------

Net income per share - basic and diluted           $     0.08
                                                   ----------
                                                   ----------

Pro forma net income                                             $   386,325  $ 3,046,598    $  350,382
                                                                 -----------  -----------    ----------

Pro forma shares outstanding-
beginning of period                                               15,794,200   15,794,200    15,794,200

Weighted average shares attributable to initial
public offering                                                            -    1,522,436             -
                                                                  ----------   ----------    ----------

Pro forma weighted average shares outstanding                     15,794,200   17,316,636    15,794,200
                                                                  ----------   ----------    ----------


Pro forma net income per share - basic and diluted                $     0.02   $     0.18    $     0.02
                                                                  ----------   ----------    ----------
                                                                  ----------   ----------    ----------
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